                                                                     EXHIBIT 99

                                      FORM 11-K

                FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
                  AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


(Mark one)
[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF
    1934 [FEE REQUIRED]

For the fiscal year ended December 31, 1995

                                          OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT
    OF 1934 [NO FEE REQUIRED]

For the transition period from          to
                              ---------    ---------

Commission file number 33-99146

A. Full title of the Plan and the address of the Plan, if different than that of issuer named below:

                   THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN



B. Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office:

                             MUSICLAND STORES CORPORATION
                   10400 Yellow Circle Drive, Minnetonka, MN  55343




                                 REQUIRED INFORMATION

The Plan is subject to ERISA. Accordingly, in lieu of the Securities and Exchange Commission requirements, Plan financial statements and schedules prepared in accordance with the financial reporting requirements of ERISA are being furnished.

                   THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN



                Financial Statements as of December 31, 1995 and 1994 Together With Report of Independent Public Accountants

                   THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

               Index to Financial Statements and Supplemental Schedules




                                                                          PAGE
                                                                          ----


Report of Independent Public Accountants                                   10


Financial Statements and Schedules:

    Statement of Net Assets Available for Benefits as of
    December 31, 1995                                                      11

    Statement of Net Assets Available for Benefits as of
    December 31, 1994                                                      12

    Statement of Changes in Net Assets Available for Benefits for
      the Year Ended December 31, 1995                                     13

    Notes to Financial Statements                                          14

    Schedule I -- Item 27a -- Schedule of Assets Held for
      Investment Purposes                                                  19

    Schedule II -- Item 27d -- Schedule of Reportable Transactions         20

                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Participants and Administrator of The Musicland Group's Capital Accumulation Plan:


We have audited the accompanying statements of net assets available for benefits of The Musicland Group's Capital Accumulation Plan as of December 31, 1995 and 1994, and the related statement of changes in net assets available for benefits for the year ended December 31, 1995. These financial statements and the schedules referred to below are the responsibility of the Plan's management.
Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Musicland Group's Capital Accumulation Plan as of December 31, 1995 and 1994, and the changes in net assets available for benefits for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules of assets held for investment purposes and reportable transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.





                                               ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
June 13, 1996

                   THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

                    STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                               As of December 31, 1995





                                                                                      VARIABLE MUTUAL FUNDS
                                                            ----------------------------------------------------------------------
                           Guaranteed       Collective         Income         Aim       20th Century     Vanguard       Templeton
                            Interest       Stable Asset        Fund of       Charter       Growth        Index 500       Foreign
                             Account           Fund            America        Fund        Investors        Fund           Fund
                          ------------     ------------     ------------  ------------  ------------   ------------   ------------

CASH AND
  CASH EQUIVALENTS         $    7,705       $   13,265      $     1,573    $    3,001    $   12,188     $       65     $      263


INVESTMENT FUNDS,
   at market value            605,027        5,492,162        1,040,094     2,930,658     4,401,475         56,154        848,132
                           ----------       ----------       ----------    ----------    ----------      ---------     ----------



RECEIVABLES:
  Employee contributions           --           17,810            6,143        12,522        19,995             --          6,316
  Employer contributions           --           47,305           39,594         5,844         7,942         36,667          2,746
                          ------------     ------------     ------------  ------------  ------------   ------------   ------------

   Total receivables               --           65,115           45,737        18,366        27,937         36,667          9,062
                          ------------     ------------     ------------  ------------  ------------   ------------   ------------

INTEREST PAYABLE                   --               --               --            --            --             --             --


NOTE PAYABLE                       --               --               --            --            --             --             --
                          ------------     ------------     ------------  ------------  ------------   ------------   ------------

NET ASSETS AVAILABLE
   FOR BENEFITS            $  612,732       $5,570,542      $ 1,087,404    $2,952,025    $4,441,600    $    92,886     $  857,457
                          ------------     ------------     ------------  ------------  ------------   ------------   ------------


                              Musicland Common Stock          Loans to
                          -----------------------------
                            Allocated      Unallocated      Participants        TOTAL
                          -------------   --------------   ---------------   -----------
CASH AND
  CASH EQUIVALENTS         $    6,212      $     9,367     $         --     $    53,639


INVESTMENT FUNDS,
   at market value            627,466        4,432,325          696,627      21,130,120
                            ---------       ----------      -----------     -----------

RECEIVABLES:
  Employee contributions        4,835               --               --          67,621
  Employer contributions        1,579        1,344,867               --       1,486,544
                          ------------     ------------     ------------    ------------

   Total receivables            6,414        1,344,867               --       1,554,165
                          ------------     ------------     ------------    ------------

INTEREST PAYABLE                   --          345,119               --         345,119

NOTE PAYABLE                       --        9,997,485               --       9,997,485
                          ------------     ------------     ------------    ------------

NET ASSETS AVAILABLE
   FOR BENEFITS            $  640,092      $(4,556,045)    $    696,627     $12,395,320
                          ------------     ------------     ------------    ------------
                          ------------     ------------     ------------    ------------


            The accompanying notes are an integral part of this statement.

                THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                             As of December 31, 1994


                                                                              VARIABLE MUTUAL FUNDS
                                                        ----------------------------------------------------------------------
                                           Collective                             20th         20th       Vanguard
                              Guaranteed     Stable     Income        Aim        Century      Century      Index     Templeton
                               Interest       Asset     Fund of     Charter      Select       Growth        500       Foreign
                               Account        Fund      America       Fund      Investors    Investors      Fund       Fund
                              ----------   ----------   --------   ----------   ----------   ----------   --------   ---------
CASH AND
   CASH EQUIVALENTS           $   31,050   $   28,088   $  5,466   $    6,426   $   14,349   $   27,128    $    25    $    821


INVESTMENT FUNDS,
   at market value             3,302,369    2,923,060    599,482    1,908,974    1,320,919    2,025,464     47,047     354,615
                              ----------   ----------   --------   ----------   ----------   ----------    -------    --------

RECEIVABLES:
   Employee contributions             --       21,752      5,142        9,922           --       19,057          -       3,583
   Employer contributions             --       34,174     25,300        3,125           --        6,526     25,000         375
                              ----------   ----------   --------   ----------   ----------   ----------   --------   ---------

     Total receivables                --       55,926     30,442       13,047           --       25,583     25,000       3,958
                              ----------   ----------   --------   ----------   ----------   ----------   --------   ---------
NET ASSETS AVAILABLE
   FOR BENEFITS               $3,333,419   $3,007,074   $635,390   $1,928,447   $1,335,268   $2,078,175    $72,072    $359,394
                              ----------   ----------   --------   ----------   ----------   ----------   --------   ---------
                              ----------   ----------   --------   ----------   ----------   ----------   --------   ---------

                              Musicland
                               Common       Loans to
                                Stock     Participants      TOTAL
                              ---------   ------------  -----------
CASH AND
   CASH EQUIVALENTS            $ 14,822      $     --   $   128,175


INVESTMENT FUNDS,
   at market value              507,069       534,725    13,523,724
                               --------      ---------  -----------

RECEIVABLES:
   Employee contributions         3,890            --        63,346
   Employer contributions       470,044            --       564,544
                               --------      ---------  -----------

     Total receivables          473,934             -       627,890
                               --------      ---------  -----------
NET ASSETS AVAILABLE
   FOR BENEFITS                $995,825      $534,725   $14,279,789
                               --------      ---------  -----------
                               --------      ---------  -----------

         The accompanying notes are an integral part of this statement.

                THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                            VARIABLE MUTUAL FUNDS
                                                    -----------------------------------------------------------------------
                                                                               20th         20th
                           Guaranteed   Collective     Income       Aim        Century     Century   Vanguard   Templeton
                            Interest      Stable      Fund of     Charter      Select       Growth   Index 500   Foreign
                             Account    Asset Fund    America       Fund      Investors   Investors    Fund        Fund
                          -----------  ----------   ----------  ----------  -----------  ----------  ---------  -----------
INVESTMENT INCOME:
  Interest and dividends  $    66,095   $    1,665  $   43,705  $   39,675  $       226  $   15,165  $  1,339    $  20,687
  Net gain (loss)
   on investments                  --      336,308     153,920     641,188       (9,852)    653,816    17,494       39,065
CONTRIBUTIONS:
  Employee                         --      729,383     228,972     373,650           --     659,606       --       197,106
  Employer                         --       39,985      31,754       5,844           --       7,942    28,827        2,746
INTERFUND TRANSFERS        (2,693,360)   2,160,374      51,101     102,425   (1,314,041)  1,353,298   (26,738)     250,756
BENEFITS PAID
  TO PARTICIPANTS             (69,753)    (520,066)    (43,564)   (119,547)      (8,322)   (252,811)       --      (13,779)
ADMINISTRATIVE EXPENSES        (1,580)     (79,916)     (1,416)     (4,179)          --      (7,146)     (108)      (1,033)
INTEREST EXPENSE                   --           --          --          --           --          --        --           --
LOANS TO PARTICIPANTS,
  NET OF REPAYMENTS           (22,089)    (104,265)    (12,458)    (15,478)      (3,279)    (66,445)       --        2,515
LOAN FROM THE
  MUSICLAND GROUP                  --           --          --          --           --          --        --           --
PURCHASE OF MUSICLAND
  COMMON STOCK                     --           --          --          --           --          --        --           --
                          -----------   ----------  ----------  ----------  -----------  ----------  --------    ---------
CHANGE IN NET ASSETS
  AVAILABLE FOR BENEFITS   (2,720,687)   2,563,468     452,014   1,023,578   (1,335,268)  2,363,425    20,814      498,063
NET ASSETS AVAILABLE
  FOR BENEFITS AT
  BEGINNING OF YEAR         3,333,419    3,007,074     635,390   1,928,447    1,335,268   2,078,175    72,072      359,394
                          -----------   ----------  ----------  ----------  -----------  ----------  --------    ---------
NET ASSETS AVAILABLE
  FOR BENEFITS AT
  END OF YEAR             $   612,732   $5,570,542  $1,087,404  $2,952,025  $        --  $4,441,600  $ 92,886    $ 857,457
                          -----------   ----------  ----------  ----------  -----------  ----------  --------    ---------
                          -----------   ----------  ----------  ----------  -----------  ----------  --------    ---------



                           Musicland Common Stock
                           ----------------------   Loans to
                           Allocated  Unallocated  Participants     TOTAL
                           ---------  -----------  ------------  -----------
INVESTMENT INCOME:
  Interest and dividends   $   1,611   $  16,764    $   51,819   $   258,751
  Net gain (loss)
   on investments           (671,275) (5,565,160)           --    (4,404,496)
CONTRIBUTIONS:
  Employee                   201,742          --            --     2,390,459
  Employer                     1,579   1,344,867            --     1,463,544
INTERFUND TRANSFERS          168,004          --       (51,819)           --
BENEFITS PAID
  TO PARTICIPANTS            (66,588)         --       (45,566)   (1,139,996)
ADMINISTRATIVE EXPENSES       (4,837)     (7,397)           --      (107,612)
INTEREST EXPENSE                  --    (345,119)           --      (345,119)
LOANS TO PARTICIPANTS,
  NET OF REPAYMENTS           14,031          --       207,468            --
LOAN FROM THE
  MUSICLAND GROUP                 --   9,997,485            --     9,997,485
PURCHASE OF MUSICLAND
  COMMON STOCK                    --  (9,997,485)           --    (9,997,485)
                           ---------  -----------  ------------  -----------
CHANGE IN NET ASSETS
  AVAILABLE FOR BENEFITS    (355,733) (4,556,045)      161,902    (1,884,469)
NET ASSETS AVAILABLE
  FOR BENEFITS AT
  BEGINNING OF YEAR         995,825          --       534,725    14,279,789
                           ---------  -----------  ------------  -----------
NET ASSETS AVAILABLE
  FOR BENEFITS AT
  END OF YEAR              $ 640,092  $(4,556,045)  $  696,627   $12,395,320
                           ---------  -----------  ------------  -----------
                           ---------  -----------  ------------  -----------

              The accompanying notes are an integral part of this statement.

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

                         NOTES TO FINANCIAL STATEMENTS


1.  DESCRIPTION OF PLAN

    The following description of the Musicland Group's Capital Accumulation Plan (the "Plan") is provided for general information purposes only and is not a comprehensive description of the Plan. Therefore it does not include all situations and limitations covered by the Plan. Participants should refer to the Plan document, as amended, for more complete information.

    GENERAL:

    The Plan is a defined contribution plan covering eligible salaried and hourly employees of The Musicland Group, Inc. (the "Company") who have attained age 21 and completed one year of service, as defined.
    The Plan also provides certain profit sharing benefits for eligible employees who commenced employment after June 30, 1990 and who have attained age 21 and completed six months continuous employment or one year of service, as defined. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). Benefits under the Plan are covered by a trust agreement. In August 1995 the Plan was amended to add an Employee Stock Ownership Plan ("ESOP"), effective January 1, 1995, for the purpose of replacing the Company's matching contributions.


    A. Foster Higgins & Co., Inc., service provider to the Plan, administers the assets of the Plan, directs execution of transactions, directs the trustee to make benefit payments on behalf of the Plan and maintains records for the loans to participants. Piper Trust Company (the "Trustee") serves as the Plan's trustee.

    NOTE PAYABLE:

    During 1995, the Company loaned the Plan $9,997,485 through the issuance of a promissory note to purchase 1,042,900 shares of Musicland Stores Corporation common stock ("Musicland Common Stock"). The promissory note bears interest at prime (8.75% at August 10, 1995) adjusted annually on August 10, and is due in ten equal annual principal installments with interest on the unpaid principal. As the Company makes contributions to the Plan, the Plan makes principal payments to the Company and allocates an appropriate percentage of Musicland Common Stock to eligible employees' accounts. The promissory note is collateralized by the unallocated shares held by the Plan.

    CONTRIBUTIONS:

    Participants may elect to make pretax salary reduction contributions of up to 17% of annual base salaries. Highly compensated participants are limited to pretax salary reduction contributions of 4% of annual base pay. Annual salary reduction contributions are limited to $9,240 for each participant as required by the Tax Reform Act of 1986. The Company may make an annual

                   THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

1.  DESCRIPTION OF PLAN (CONTINUED)

    matching contribution of zero to 100% of all salary reduction contributions to the extent that such contributions for the plan year do not exceed 4% of participants' earnings. The Company may make an annual profit sharing contribution for eligible employees under an age-and-service-weighted unit allocation formula. Forfeitures greater than administrative costs are used to reduce the Company's matching contributions.

    INVESTMENT OF FUNDS:

    Participants may allocate their contributions to any of six investment funds, which are administered by A. Foster Higgins & Co., Inc. As of December 31, 1995, the investment funds were as follows:

    1. Collective Stable Asset Fund, a stable asset fund investing primarily in a diversified portfolio of insurance contracts from insurance companies.

    2. Income Fund of America, a current income and capital growth fund with balanced investments in stocks and bonds.

    3. Aim Charter Fund, a growth and income fund investing primarily in dividend-paying common stocks.

    4. 20th Century Growth Investors, an aggressive growth-oriented fund primarily investing in stock of smaller companies which do not pay regular dividends.

    5. Templeton Foreign Fund, a fund investing in foreign stocks and securities.

    6. Musicland Common Stock, a fund investing in the common stock of Musicland Stores Corporation which is traded on the New York Stock Exchange under the symbol "MLG".

    The Guaranteed Interest Account (8.2%) is a fixed interest fund guaranteed by UNUM Life Insurance Company ("UNUM"). Effective December 31, 1991, the Guaranteed Interest Account was no longer an investment option. The 20th Century Select Investors was a fund investing primarily in stocks that are growth-oriented but which pay regular dividends. Effective October 1, 1994, the 20th Century Select Investors fund was no longer an investment option. The Company makes a portion of its profit sharing contribution to the Vanguard Index 500 Fund, the Collective Stable Asset Fund, and the Income Fund of America. The Vanguard Index 500 Fund is not available as an investment option to participants contributing to the Plan.

                   THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

1.  DESCRIPTION OF PLAN (CONTINUED)

    Participants may change their investment election at any time, but not more than once every 30 days. Periodically, investment earnings are credited to the participants' accounts and investment losses are debited from their accounts. The earnings and losses are allocated in accordance with participant fund elections.

    LOANS TO PARTICIPANTS:

    Participants may obtain a loan of $500 or more, limited to the lesser of 50% of the vested value of their account or $50,000. Loans must be repaid within five years, except for certain home loans. The interest rate charged on loans is fixed at the Prime rate plus two percent on the date of the loan.

    VESTING:

    Each participant's individual contributions are fully vested at all times. Participants vest in Company matching contributions over a seven year graduated vesting schedule. Participants will be 100% vested in Company matching contributions seven years from their date of hire, or at the time of death, disability or retirement provided the person has reached normal retirement age. Participants vest in profit sharing contributions 100% after five years from their date of hire.

    PLAN TERMINATION:

    While the Company has not expressed any intent to discontinue the Plan, it is free to do so at any time. If such discontinuance results in the termination of the Plan, all accounts shall become fully vested and nonforfeitable. The Company shall receive from the Plan the shares of unallocated Musicland Common Stock in satisfaction of the note payable to the Company. The Plan shall continue until all assets have been distributed to the participants.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF ACCOUNTING:

    The financial statements have been prepared under the accrual basis of accounting.

                   THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    VALUATION OF ASSETS:

    Investments in the Guaranteed Interest Account, Collective Stable Asset Fund, Income Fund of America, Aim Charter Fund, 20th Century Select Investors, 20th Century Growth Investors, Vanguard Index 500 Fund, Templeton Foreign Fund and Musicland Common Stock are valued at market value as reported by the Trustee, based on quoted market prices of investments held by the funds. Net changes in the market value of investments during the year are reported as unrealized gains and losses. The realized gain or loss on investments sold is determined based on the market value of the investment at the end of the prior year or cost if purchased during the year. The net reduction in the market value of investments was as follows for the year ended December 31, 1995:

         Net realized gain on sale of investments     $    679,777
         Unrealized loss                                (5,084,273)
                                                      ------------
            Net loss on investments                   $ (4,404,496)
                                                      ------------
                                                      ------------

    ADMINISTRATIVE COSTS:

    Each participant is charged an annual trustee fee ranging from 0.10% to 0.25% of the funds deposited in each of the accounts except for the Musicland Common Stock Fund, which charges a trustee fee of 0.60%. Forfeitures are used or the Company pays for all other administrative costs of the Plan, except for a $10 fee to transfer funds, a $25 withdrawal fee and a $50 loan processing fee, which are paid by participants.

3.  RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

    As of December 31, 1995, the Plan had $1,607,407 of pending distributions to participants who elected distributions from their accounts. These amounts are recorded as a liability in the Plan's Form 5500; however, these amounts are not recorded as a liability in the accompanying statement of net assets available for benefits in accordance with generally accepted accounting principles.

                   THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

3.  RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500 (CONTINUED)

    The following table reconciles net assets available for benefits per the financial statements to the Form 5500 as filed by the Plan for the year ended December 31, 1995:


                                                                                  Increase
                                                                               (Decrease) in
                                         Benefits            Benefits           Net Assets           Net Assets
                                        Payable to           Paid to           Available for       Available for
                                       Participants        Participants           Benefits            Benefits
                                       ------------        ------------        -------------       -------------

    Per financial statements           $         --        $  1,139,996        $   1,884,469       $  12,395,320
    Accrued benefit payments
       at December 31, 1995               1,607,407           1,607,407           (1,607,407)         (1,607,407)
                                       ------------        ------------        -------------       -------------

            Per Form 5500              $  1,607,407        $  2,747,403        $     277,062       $  10,787,913
                                       ------------        ------------        -------------       -------------
                                       ------------        ------------        -------------       -------------


4.  TAX STATUS

    The Plan is a qualified plan under Section 401(a) of the Internal Revenue Code. Pursuant to the favorable IRS determination letter dated August 12, 1986, the Plan is exempt from Federal income taxes under Section 501(a) of the Internal Revenue Code. A determination letter has been applied for as a result of the amendments adopted in 1989 and 1993, including those relating to the Tax Reform Act of 1986. A new determination letter will be applied for as a result of the Plan amendment adopted in 1995 adding the ESOP. The Plan sponsor and legal counsel are of the opinion that the Plan meets the IRS requirements and therefore continues to be tax exempt.

                                                                    Schedule I

                THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN
         (EMPLOYER IDENTIFICATION NUMBER: 41-1307776) (PLAN NUMBER: 002)

           ITEM 27a -- SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                            AS OF DECEMBER 31, 1995


                                                  NUMBER                        MARKET
   DESCRIPTION OF INVESTMENT                     OF UNITS          COST         VALUE
- ---------------------------------              ------------    -----------   -----------
UNUM Life Insurance Company of
America 8.2% Guaranteed Interest Account          592,840       $  592,840    $   605,027

Piper Trust Stable Asset Fund                     396,993        4,938,793      5,492,162
    (Collective Stable Asset Fund)

Variable Mutual Funds:
   Income Fund of America                          65,538         954,898       1,040,094
   Aim Charter Fund                               294,538       2,640,261       2,930,658
   20th Century Growth Investors                  226,997       4,713,744       4,401,475
   Vanguard Index 500 Fund                            975          44,904          56,154
   Templeton Foreign Fund                          92,389         859,264         848,132

Musicland Common Stock*                         1,190,539      11,680,078       5,059,791

Loans to Participants, at interest
   rates ranging from 4% to 11%                                                   696,627
                                                                              -----------
TOTAL INVESTMENTS                                                             $21,130,120
                                                                              -----------
                                                                              -----------


* Party in interest to the Plan

                                                                   Schedule II

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN
         (EMPLOYER IDENTIFICATION NUMBER: 41-1307776) (PLAN NUMBER: 002)

                  ITEM 27d -- SCHEDULE OF REPORTABLE TRANSACTIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                        NUMBER OF     NUMBER      VALUE OF      VALUE OF       COST OF      NET GAIN
DESCRIPTION OF INVESTMENT               PURCHASES    OF SALES    PURCHASES        SALES      ASSETS SOLD     (LOSS)
- ----------------------------------    ------------ ----------- ------------  ------------ --------------  ------------
Piper Trust Stable Asset Fund                27           19    $2,986,555     $ 753,761     $ 689,732     $  64,029
    (Collective Stable Asset Fund)

Variable Mututal Funds:
   Aim Charter Fund                          98           88       960,349       339,125       322,395        16,730
   20th Century Growth Investors            100           98     2,902,783       586,576       586,743          (167)
   20th Century Select Investors             --            2            --     1,311,066     1,541,095      (230,029)
   Templeton Foreign Fund                   100           42       610,246       125,891       127,342        (1,451)

Musicland Common Stock *                     59           69    10,959,941       170,784       230,766       (59,982)


* Party in interest to the plan.